                            AMENDED AND RESTATED

                          SERVICE PLAN AND AGREEMENT

                                     with

                      OppenheimerFunds Distributor, Inc.

                            For Class A Shares of

                   Oppenheimer Main Street Opportunity Fund

This Amended and Restated  SERVICE PLAN AND  AGREEMENT  (the
"Plan") is dated as of the 26th day of April,  2004,  by and
between   Oppenheimer  Main  Street  Opportunity  Fund  (the
"Fund")  and   OppenheimerFunds   Distributor,   Inc.   (the
"Distributor").

1.    The Plan.  This  Plan is the  Fund's  written  service
plan  for  its  Class  A  Shares  described  in  the  Fund's registration  statement  as of  the  date  this  Plan  takes effect,  contemplated by and to comply with Rule 2830 of the
Conduct  Rules of the  National  Association  of  Securities
Dealers,  Inc.,  pursuant  to which the Fund will  reimburse the  Distributor  for a  portion  of its costs  incurred  in connection  with the  personal  service and  maintenance  of shareholder  accounts  ("Accounts") that hold Class A Shares
(the  "Shares")  of the  Fund.  The Fund may be deemed to be acting  as  distributor  of  securities  of  which it is the issuer,  pursuant to Rule 12b-1 under the Investment Company
Act of 1940  (the  "1940  Act"),  according  to the terms of this Plan. The  Distributor is authorized  under the Plan to pay  "Recipients,"  as  hereinafter  defined,  for rendering
services  and  for  the   maintenance   of  Accounts.   Such
Recipients   are   intended  to  have   certain   rights  as
third-party beneficiaries under this Plan.

2.    Definitions.  As  used  in this  Plan,  the  following
terms shall have the following meanings:

      (a)   "Recipient" shall mean any broker,  dealer, bank
      or other institution  which: (i) has rendered services
      in   connection   with  the   personal   service   and
      maintenance  of  Accounts;   (ii)  shall  furnish  the
      Distributor   (on   behalf  of  the  Fund)  with  such
      information  as  the  Distributor   shall   reasonably
      request  to  answer  such   questions   as  may  arise
      concerning  such service;  and (iii) has been selected
      by the  Distributor  to  receive  payments  under  the
      Plan.  Notwithstanding  the  foregoing,  a majority of
      the Fund's  Board of Trustees  (the  "Board")  who are
      not "interested  persons" (as defined in the 1940 Act)
      and who have no direct or indirect  financial interest
      in the  operation  of this  Plan or in any  agreements
      relating  to this  Plan (the  "Independent  Trustees")
      may  remove  any   broker,   dealer,   bank  or  other
      institution  as a Recipient,  whereupon  such entity's
      rights  as  a  third-party  beneficiary  hereof  shall
      terminate.

      (b)   "Qualified  Holdings"  shall  mean,  as  to  any
      Recipient,  all Shares owned beneficially or of record
      by:  (i) such  Recipient,  or (ii) such  brokerage  or
      other  customers,  or  investment  advisory  or  other
      clients of such Recipient  and/or accounts as to which
      such   Recipient   is  a  fiduciary  or  custodian  or
      co-fiduciary   or  co-custodian   (collectively,   the
      "Customers"),  but in no event  shall any such  Shares
      be  deemed  owned  by  more  than  one  Recipient  for
      purposes   of  this  Plan.   In  the  event  that  two
      entities would  otherwise  qualify as Recipients as to
      the same Shares,  the Recipient which is the dealer of
      record  on  the  Fund's  books  shall  be  deemed  the
      Recipient as to such Shares for purposes of this Plan.

3.    Payments.

      (a)   Under the Plan,  the Fund will make  payments to
      the  Distributor,  within  forty-five (45) days of the
      end of each  calendar  quarter,  in the  amount of the
      lesser  of:  (i)  0.25%  on an  annual  basis  of  the
      average  during the calendar  quarter of the aggregate
      net  asset  value of the  Shares,  computed  as of the
      close of each business day, or (ii) the  Distributor's
      actual  expenses  under the Plan for that  quarter  of
      the type  approved by the Board.  Notwithstanding  the
      foregoing,  the Fund  will not  make  payments  to the
      Distributor  in excess of the amount  the  Distributor
      pays to  Recipients.  The  Distributor  will  use such
      fee  received   from  the  Fund  in  its  entirety  to
      reimburse  itself for payments to  Recipients  and for
      its other  expenditures and costs of the type approved
      by the Board incurred in connection  with the personal
      service and  maintenance  of Accounts  including,  but
      not  limited  to,  the   services   described  in  the
      following  paragraph.  The  Distributor  may make Plan
      payments  to any  "affiliated  person"  (as defined in
      the 1940 Act) of the  Distributor  if such  affiliated
      person qualifies as a Recipient.

            The  services to be rendered by the  Distributor
      and   Recipients  in  connection   with  the  personal
      service and the  maintenance  of Accounts may include,
      but shall not be limited to, the following:  answering
      routine  inquiries  from  the  Recipient's   customers
      concerning  the Fund,  providing  such  customers with
      information on their  investment in Shares,  assisting
      in the  establishment  and  maintenance of accounts or
      sub-accounts   in  the   Fund,   making   the   Fund's
      investment   plans  and   dividend   payment   options
      available,  and providing such other  information  and
      customer  liaison  services  and  the  maintenance  of
      Accounts   as  the   Distributor   or  the   Fund  may
      reasonably   request.   It  may  be  presumed  that  a
      Recipient  has  provided   services   qualifying   for
      compensation  under  the  Plan  if  it  has  Qualified
      Holdings  of Shares to  entitle it to  payments  under
      the Plan.  In the event that  either  the  Distributor
      or the  Board  should  have  reason to  believe  that,
      notwithstanding  the level of  Qualified  Holdings,  a
      Recipient may not be rendering  appropriate  services,
      then the  Distributor,  at the  request  of the Board,
      shall  require  the  Recipient  to  provide  a written
      report  or  other  information  to  verify  that  said
      Recipient  is providing  appropriate  services in this
      regard.  If the  Distributor  still is not  satisfied,
      it  may  take  appropriate   steps  to  terminate  the
      Recipient's  status as such under the Plan,  whereupon
      such  entity's  rights  as a  third-party  beneficiary
      hereunder shall terminate.

            Payments  received by the  Distributor  from the
      Fund  under  the  Plan  will  not be  used  to pay any
      interest expense,  carrying charges or other financial
      costs,  or allocation of overhead by the  Distributor,
      or for any other  purpose  other than for the payments
      described  in this  Section 3. The  amount  payable to
      the  Distributor  each  quarter will be reduced to the
      extent   that    reimbursement    payments   otherwise
      permissible  under the Plan  have not been  authorized
      by  the  Board  for  that  quarter.  Any  unreimbursed
      expenses  incurred for any quarter by the  Distributor
      may not be recovered in later periods.

(b)   The  Distributor  shall make payments to any Recipient
      quarterly,  within  forty-five (45) days of the end of
      each calendar  quarter,  at a rate not to exceed 0.25%
      on an annual basis of the average  during the calendar
      quarter  of  the  aggregate  net  asset  value  of the
      Shares  computed as of the close of each business day,
      of Qualified  Holdings owned beneficially or of record
      by the  Recipient  or by its  Customers.  However,  no
      such  payments  shall be made to any Recipient for any
      such  quarter in which its  Qualified  Holdings do not
      equal  or  exceed,  at the  end of such  quarter,  the
      minimum  amount  ("Minimum  Qualified  Holdings"),  if
      any,  to be set from time to time by a majority of the
      Independent Trustees.

            Alternatively,  the Distributor may, at its sole
      option,  make the  following  service fee  payments to
      any Recipient  quarterly,  within forty-five (45) days
      of the  end of each  calendar  quarter:  (A)  "Advance
      Service Fee  Payments"  at a rate not to exceed  0.25%
      of the  average  during  the  calendar  quarter of the
      aggregate  net asset  value of Shares,  computed as of
      the  close  of  business  on the day such  Shares  are
      sold,  constituting  Qualified  Holdings,  sold by the
      Recipient  during that quarter and owned  beneficially
      or of record  by the  Recipient  or by its  Customers,
      plus (B) service fee  payments at a rate not to exceed
      0.25% on an annual  basis of the  average  during  the
      calendar  quarter of the  aggregate net asset value of
      Shares,  computed  as of the  close  of each  business
      day,    constituting    Qualified    Holdings    owned
      beneficially  or of record by the  Recipient or by its
      Customers  for a period of more than one (1) year.  At
      the  Distributor's  sole option,  Advance  Service Fee
      Payments  may be made more often than  quarterly,  and
      sooner than the end of the  calendar  quarter.  In the
      event  Shares  are  redeemed  less than one year after
      the date such  Shares  were  sold,  the  Recipient  is
      obligated to and will repay the  Distributor on demand
      a  pro  rata  portion  of  such  Advance  Service  Fee
      Payments,  based on the ratio of the time such  Shares
      were held to one (1) year.

            A majority of the  Independent  Trustees  may at
      any time or from  time to time  increase  or  decrease
      and  thereafter  adjust the rate of fees to be paid to
      the  Distributor  or to  any  Recipient,  but  not  to
      exceed the rate set forth  above,  and/or  increase or
      decrease  the  number of shares  constituting  Minimum
      Qualified  Holdings.  The Distributor shall notify all
      Recipients of the Minimum  Qualified  Holdings and the
      rate of payments  hereunder  applicable to Recipients,
      and shall provide each  Recipient  with written notice
      within  thirty  (30) days  after  any  change in these
      provisions.  Inclusion of such  provisions or a change
      in such  provisions  in a revised  current  prospectus
      shall constitute sufficient notice.

      (c)   Under  the  Plan,   payments   may  be  made  to
      Recipients:  (i)  by  OppenheimerFunds,  Inc.  ("OFI")
      from its own  resources  (which  may  include  profits
      derived  from the  advisory  fee it receives  from the
      Fund),  or (ii) by the  Distributor  (a  subsidiary of
      OFI), from its own resources.

4.    Selection and Nomination of Trustees.  While this Plan
is in effect,  the selection or  replacement  of Independent
Trustees and the  nomination of those persons to be Trustees of the Fund  who are not  "interested  persons"  of the Fund shall be  committed  to the  discretion  of the  Independent
Trustees.  Nothing  herein  shall  prevent  the  Independent
Trustees from  soliciting  the views or the  involvement  of
others  in  such   selection  or  nomination  if  the  final
decision on any such  selection  and  nomination is approved by a majority of the incumbent Independent Trustees.

5.    Reports.  While this Plan is in effect,  the Treasurer
of the Fund  shall  provide  at least  quarterly  a  written report to the Fund's  Board for its  review,  detailing  the aggregate  amount of payments made pursuant to this Plan and the purposes for which the  payments  were made.  The report shall  state  whether  all  provisions  of Section 3 of this
Plan  have  been  complied  with.  The   Distributor   shall
annually  certify  to the  Board  the  amount  of its  total expenses  incurred  that year with  respect to the  personal service and maintenance of Accounts in conjunction  with the
Board's annual review of the continuation of the Plan.

6.    Related  Agreements.  Any  agreement  related  to this
Plan shall be in writing and shall  provide  that:  (i) such agreement may be terminated at any time,  without payment of any  penalty,  by  vote  of a  majority  of the  Independent
Trustees  or by a vote of the  holders of a  "majority"  (as defined  in the 1940 Act) of the Fund's  outstanding  voting securities  of  the  Class,  on not  more  than  sixty  days written  notice to any other  party to the  agreement;  (ii)
such agreement  shall  automatically  terminate in the event of its  "assignment"  (as defined in the 1940 Act); (iii) it shall go into  effect  when  approved by a vote of the Board and its  Independent  Trustees  cast in  person at a meeting called  for the  purpose  of voting on such  agreement;  and
(iv)  it  shall,   unless  terminated  as  herein  provided,
continue  in  effect  from year to year only so long as such continuance  is  specifically  approved at least annually by the Board and its  Independent  Trustees cast in person at a
meeting   called   for  the   purpose   of  voting  on  such
continuance.

7.    Effectiveness,    Continuation,   Termination   and
Amendment.  This  Plan  has been  approved  by a vote of the
Independent  Trustees cast in person at a meeting  called on
April 26,  2004 for the  purpose  of  voting  on this  Plan.
Unless   terminated  as  hereinafter   provided,   it  shall
continue in effect until  renewed by the Board in accordance with the Rule and  thereafter  from year to year  thereafter or as the  Board  may  otherwise  determine  only so long as such continuance is specifically  approved at least annually by the Board and its Independent  Trustees by a vote cast in person  at a meeting  called  for the  purpose  of voting on such  continuance.  This Plan may be  terminated at any time by vote of a majority of the Independent  Trustees or by the vote of the holders of a "majority"  (as defined in the 1940
Act) of the Fund's  outstanding  voting  securities of Class
A. This Plan may not be amended to increase  materially  the amount of payments to be made without  approval of the Class
A  Shareholders,  in the  manner  described  above,  and all material  amendments must be approved by a vote of the Board and of the Independent Trustees.

8.    Disclaimer of Shareholder and Trustee  Liability.  The
Distributor  understands  that the  obligations  of the Fund under  this  Plan  are  not  binding  upon  any  Trustee  or shareholder of the Fund  personally,  but bind only the Fund and the Fund's  property.  The  Distributor  represents that it has notice of the provisions of the  Declaration of Trust of the Fund  disclaiming  shareholder and Trustee  liability for acts or obligations of the Fund.

                              Oppenheimer Main Street Opportunity Fund

                              By:   /s/Robert G.Zack
                                     ---------
                                     Robert G. Zack
                                     Vice President and Secretary

                              OppenheimerFunds Distributor, Inc.

                              By:  /s/  James  H. Ruff
                                  ----------
                                  James H. Ruff
                                  President